                                                                   EXHIBIT 10.54



             BACKGROUND/FOREGROUND MUSIC SERVICE LICENSE AGREEMENT

     AGREEMENT made between the AMERICAN SOCIETY OF COMPOSERS, AUTHORS AND PUBLISHERS (hereinafter called "SOCIETY"), located at One Lincoln Plaza New York, New York 10023 and International Cablecasting Technologies Inc. (hereinafter called "LICENSEE"), located at 11400 W. Olympic Blvd., Los Angeles, CA 90064 as follows:

     1. SCOPE OF LICENSE. SOCIETY grants to LICENSEE and LICENSEE accepts for the period commencing June 1, 1994 and ending May 31, 1999, a non-exclusive license to perform publicly, or cause to be performed publicly, in the United States, its territories and possessions, non-visually, by means of "Background/ Foreground Music Service" (as hereinafter defined) and not otherwise, in the premises of "Subscribers of LICENSEE" (as hereinafter defined) and not elsewhere, non-dramatic renditions of the separate musical compositions of which SOCIETY shall, during the term hereof, have the right to license such performing rights. This license does not extend to or include the public performance of any rendition or performance of any opera, operetta, musical comedy, play, or like production as such, in whole or in part.

     Except as expressly herein otherwise provided, nothing herein contained shall be construed as authorizing LICENSEE to grant to others any right to reproduce or perform by any means, method or process whatsoever, any of the musical compositions licensed hereunder, or as authorizing "Subscribers of LICENSEE" to perform or reproduce compositions licensed hereunder by any method or process whatsoever except the reproduction of such compositions by means of equipment at the premises of such "Subscribers of LICENSEE" designated in the agreement between each such respective Subscriber and LICENSEE.

     The term "Background/Foreground Music Service" as used in this agreement shall mean: (1) the transmission to the premises of "Subscribers of LICENSEE" of renditions of musical compositions (whether vocal or instrumental); or (2) the furnishing of the means to make such renditions in the premises of "Subscribers of LICENSEE", or by transmissions to persons outside of the premises by means of a music-on-hold telephone system operated by the Subscriber at its premises, provided such renditions are limited to those made by the mechanical reproduction of music by equipment made available by LICENSEE to its Subscribers only, and not by equipment otherwise available to the general public.

     The term "Subscribers of LICENSEE", as used in this agreement, shall mean all persons, firms and corporations subscribing to the said Background/Foreground Music Service. Any person, firm or corporation which is furnished with a Background/Foreground Music Service by a third party, but which is billed for such service only by LICENSEE, or which is billed for such service by a third party authorized to perform such billing by LICENSEE for the benefit of LICENSEE, shall be deemed to be a Subscriber of LICENSEE, provided that LICENSEE shall cause such third party to furnish SOCIETY upon entering into this Agreement and on or before each succeeding January 1, April 1, July 1 and October 1 during the term hereof, a list of all Subscribers billed in such manner. Such lists shall specify the name of each such Subscriber and the total number of Subscribers of LICENSEE so billed.

     2. LIMITATIONS ON LICENSE.

     A. This license shall not extend to or be deemed to include or authorize the recording of, or the manufacture of any recordings or any other device used as a means of reproducing, any musical composition of which the right of performance is licensed under this agreement.

     B. This license shall not under any circumstance extend to (i) any premises to which an admission fee is charged at the time LICENSEE'S Background/Foreground Music Service is provided, or at which dancing in conjunction with LICENSEE's Background/Foreground Music Service occurs; or (ii) any broadcast transmission by any television station or radio station; or (iii) any transmission by any cable television or cable radio operation, to any private home, apartment, guest room in a hotel or motel, or other similar location; or (iv) any transmission by any Background/Foreground Music Service to any private home apartment, guest room in a hotel or motel, or other similar location.

     C. This license shall not extend to or be deemed to include or authorize the public performance of any musical composition licensed hereunder at any premises during any month in which the Subscriber uses commercial announcements in conjunction with LICENSEE's Background/Foreground Music Service, if such commercial announcements are provided by an entity wholly unrelated to LICENSEE, and LICENSEE receives no consideration whatsoever for the performance of such commercial announcements; provided, however that this license shall be deemed to include and authorize such performances if LICENSEE shall have paid the appropriate monthly license fee for such premises specified in Sub-Paragraph "5.C." hereof, as provided in Paragraph "6" hereof. As used in this Sub-Paragraph "2.C." the term "wholly unrelated to LICENSEE shall mean an entity in which LICENSEE has no ownership interest, over which LICENSEE has no control and with which LICENSEE has no contractual relation regarding the performance of such commercial announcements at the premises of the subject Subscriber, and the term "LICENSEE receives no consideration" shall mean that no compensation for the performance of such commercial announcements (in money or any other form is paid to LICENSEE, directly or indirectly, for such announcements.

     3. LICENSEE'S WARRANTIES.

     A. LICENSEE warrants, represents and agrees that the fees set forth in Paragraph 5 of this agreement will be paid by LICENSEE with respect to all premises to which any Background/Foreground Music Service is furnished directly or indirectly by LICENSEE or any enterprise which controls, is controlled by, or is under the same control as, LICENSEE.

     B. LICENSEE further warrants and represents that each and every one of its agreements with its Subscribers hereafter made, as well as all renewals or extensions of existing agreements, will contain the following provision

     "The Subscriber shall not transmit the programs nor use the service outside the premises designated in this agreement."

     4. LIST OF COMPOSITIONS.

     LICENSEE agrees to furnish to SOCIETY during the term of this agreement, commencing with the receipt of a written request therefor from SOCIETY, a list of all the musical compositions included in LICENSEE's



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Background/Foreground Music Service and furnished to Subscribers of LICENSEE.
Such list shall specify the title of each composition, its composer and author, and the date of performance at the premises of Subscribers of LICENSEE (if known). Should SOCIETY request such list, it will be sufficient for LICENSEE to furnish to SOCIETY any printed form of program furnished by LICENSEE to its Subscribers; however, should SOCIETY notify LICENSEE in writing that such printed form of program does not meet the requirements of this provision, LICENSEE shall furnish to SOCIETY, no more than ninety days after such written notification, a list which does meet those requirements.

     5. LICENSE FEES.

     In consideration of the license herein granted, LICENSEE agrees to pay SOCIETY with respect to each premises of each Subscriber of LICENSEE to which LICENSEE'S Background/Foreground Music Service is furnished, the following license fees:

     A. The appropriate annual license fee set forth below for each premises of each Subscriber other than the premises specifically mentioned in Sub Paragraphs "B" and "C" of this Paragraph "5", without exception or deduction for any reason, including, but not limited to: hotels, motels, night clubs, restaurants, bars, grills, taverns, cocktail lounges and other establishments in which food or beverages are served, stores, shops, supermarkets, health clubs, automobile showrooms, gasoline service stations and other establishments where goods or services are sold or offered to the public at retail, and each such premises located in a shopping center:


         CONTRACT YEAR          ANNUAL LICENSE FEE
         -------------          ------------------
June 1, 1994 - May 31, 1995           $46.25
June 1, 1995 - May 31, 1996            47.00
June 1, 1996 - May 31, 1997            48.00
June 1, 1997 - May 31, 1998            48.75
June 1, 1998 - May 31, 1999            49.50


     B. The appropriate annual license fee set forth below for each of the following premises of each Subscriber only: an office, factory or plant; a bank; an office or a professional building; a doctor's, dentist's or other professional office; a hospital, clinic, nursing or rest home or rehabilitation center; a funeral home or mortuary; a library, school, college or university; a church; a private club owned and operated by the members as a non-commercial venture; an apartment house or residence; a governmental office; a park or recreation area owned and operated by the government excluding private or commercial concessions or leased areas; a garage; a security or commodity broker; an insurance or real estate agency; a finance or loan office; a savings and loan association; a warehouse; a trucking terminal which is limited to operators of such trucks and maintenance men and to which other members of the public are not generally admitted; a research organization or laboratory; a room occupied solely as a rest room (or lounge); a room occupied solely as a reception or information area or an employee's cafeteria in such respective premises; and each such premises located in a shopping center:


      CONTRACT YEAR                     ANNUAL LICENSE FEE
      -------------                     ------------------

June 1, 1994-May 31, 1995          5.00% of "gross billings," for
                                            all such premises

June 1, 1995-May 31, 1996          5.00% of "gross billings," for
                                            all such premises

June 1, 1996-May 31, 1997          5.00% of "gross billings," for
                                            all such premises

June 1, 1997-May 31, 1998          5.00% of "gross billings," for
                                            all such premises

June 1, 1998-May 31, 1999          5.00% of "gross billings," for
                                            all such premises


     C. The appropriate monthly license fee set forth below for each premises of each Subscriber which used commercial announcements in conjunction with LICENSEE'S Background/Foreground Music Service, subject to the provisions of Sub-Paragraph "2.C." hereof; provided, however, that should a subscriber insert public address announcements concerning goods or services sold or offered to the public at its premises, where no compensation (in money or any other form) is paid to anyone, directly or indirectly, for such announcements, then the license fee payable for said Subscriber shall be that specified in Sub-Paragraphs "A" and "B" of this Paragraph "5", as appropriate:


       CONTRACT YEAR               MONTHLY LICENSE FEE PER FLOOR
       -------------               -----------------------------
June 1, 1994 - May 31, 1995                 $5.14
June 1, 1995 - May 31, 1996                  5.22
June 1, 1996 - May 31, 1997                  5.33
June 1, 1997 - May 31, 1998                  5.42
June 1, 1998 - May 31, 1999                  5.50



     D. As used in this agreement, the term "gross billings" shall:

     (i) include all sums (including the reasonable value of any merchandise, service, or anything of value in lieu of or in addition to cash consideration) due to LICENSEE from its Subscribers in connection with
          (a) its provision of its Background/Foreground Music Service: and (b) its lease (including conditional sale) of equipment to Subscribers used in connection with such Background/Foreground Music Service;

     (ii) exclude all sums due to LICENSEE from its Subscribers only for the following: (a) bona fide sale (not including conditional sale) of equipment; (b) the lease of equipment to Subscribers which is extraneous and unrelated to such Background/Foreground Music Service;
          (c) any sales, use or excise taxes which are collected from Subscribers and actually paid to any Federal, State or local taxing authority; (d) one-time installation charges billed not later than 90 days following completion of the subject installation work; (e) all ad hoc charges (i.e., extraordinary or one-time charges) for service and maintenance work actually performed on subscriber-leased or subscriber-owned equipment provided that said ad hoc charges are separately billed, not later than 90 days following the completion of the subject service and maintenance work; (f) the license fees paid to SOCIETY pursuant to this agreement; (g) the amount of any billings (previously included as "gross billings") which are written off as uncollectible, provided, however, that any amounts written off as uncollectible that are later collected shall be reported as and when collected; (h) any penalties, for late payments or finance or interest charges imposed on Subscribers by LICENSEE.

     E. For each premises for which a fee is payable under Sub-Paragraphs "A" or "C" of this Paragraph "5", and for which the agreement between the subscriber of LICENSEE and LICENSEE shall commence on any day from the first through the fifteenth day of any month, or terminate on any day from the sixteenth through the last day of any month, the fee shall be paid in full for such month. For each such premises for which for such agreement shall commence on any day from the sixteenth through the last day of any month, or terminate on any day from the first through the fifteenth day of any month, no fee shall be payable for such month.




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     F. The minimum total due SOCIETY under this agreement shall be as follows:


        CONTRACT YEAR           MINIMUM  MONTHLY LICENSE FEE
        -------------           ----------------------------
June 1, 1994 - May 31, 1995                $144
June 1, 1995 - May 31, 1996                 148
June 1, 1996 - May 31, 1997                 152
June 1, 1997 - May 31, 1998                 156
June 1, 1998 - May 31, 1999                 160


If LICENSEE has not been engaged in the background/foreground music business for six months, this provision shall not apply until LICENSEE shall have completed six months in said business.

     6. REPORTS AND PAYMENTS.

     A. LICENSEE shall submit monthly reports to SOCIETY setting forth separately the following:

     (i)    "Gross billings" to all Subscribers;

     (ii) "Gross billings" to all Subscribers described in Paragraph "5.A.", and the amounts excluded from "gross billings" for each item set forth in Paragraph "5.D.ii.";

     (iii)  The number of all Subscribers described in Paragraph "5.A.";

     (iv) "Gross billings" to all Subscribers described in Paragraph "5.B.", and the amounts excluded from "gross billings" for each item set forth in Paragraph "5.D.ii.";

     (v)    The number of all Subscribers described in Paragraph "5.B.";

     (vi) "Gross billings" to all Subscribers described in Paragraph "5.C.", and the amounts excluded from "gross billings" for each item set forth in Paragraph "5.D.ii.";

     (vii)  The number of all subscribers described in Paragraph "5.C.";

     (viii) The license fees payable to SOCIETY pursuant to the terms of this agreement for the month covered by the report.

     (ix) The names and addresses of all suppliers of music used in LICENSEE's Background/Foreground Music Service.

     B. LICENSEE shall submit said monthly reports on or before the last day of each month, covering the period of the preceding calendar month.

     C. SOCIETY shall supply forms for said monthly statements free of charge to LICENSEE.

     D. LICENSEE shall remit, with each monthly report, the full amount of license fees shown due for the month covered by the report.

     E. Accounting and payments shall be made on a billing basis. LICENSEE shall have a right of reduction or rebate for all bad accounts which are written off as uncollectible, provided, however, that any accounts that are written off as uncollectible that are later collected in whole or in part shall be reported and paid for as and when collected.

     F. If any monthly payment required by Paragraph "5" or "6" is not received by SOCIETY within fifteen days after the date it was due, LICENSEE agrees to pay SOCIETY a finance charge of 1% per month from the date the payment was due.

     7. AUDITS.

     A. SOCIETY shall have the right by its duly authorized representatives, at any time during customary business hours, to examine the books and records of account of LICENSEE to such extent as may be necessary to verify any and all statements rendered and accountings made hereunder, and under prior license agreements with SOCIETY.

     B. SOCIETY shall give LICENSEE not less than forty-five days' written notice of its intention to make such an examination.

     C. LICENSEE shall give SOCIETY's auditor full access to all relevant records of LICENSEE, including names and addresses of, and any other pertinent information concerning, the Subscribers of LICENSEE. SOCIETY agrees to instruct its auditors not to make any list of names and addresses of Subscribers of LICENSEE except insofar as necessary for the verification of LICENSEE'S statements and accountings to SOCIETY, and to destroy any such list upon completion of the audit or, if a deficiency be found as to which such data may be relevant, upon the payment or other disposition of such audit deficiency.

     D. In the event any such audit shows LICENSEE to have underpaid the license fees due SOCIETY by 5% or more, LICENSEE shall pay a finance charge on the license fees shown due of 1% per month from the date(s) the license fees should have been paid pursuant to this agreement.

     E. In the event any such audit shows LICENSEE to have underpaid the license fees due SOCIETY by less than 5%, LICENSEE shall pay a finance charge on the license fees shown due of 1% per month from the date SOCIETY demands payment of such amount.

     8. RIGHT TO RESTRICT. SOCIETY reserves the right, at any time and from time to time, in good faith, to restrict the performance of compositions from musical comedies, operas, operettas, and motion pictures, or any other composition being excessively performed, only for the purpose of preventing harmful effect upon such musical comedies, operas, operettas, motion pictures, or compositions in respect of other interests under the copyrights thereof; provided, however, that the maximum number of compositions which may be at any time thus restricted shall not exceed three hundred and moreover that limited licenses will be granted upon application entirely free of additional charge as to restricted compositions, if and when the copyright owners thereof are unable to show reasonable hazards to their major interests likely to result from such performances; and provided further that SOCIETY shall not exercise such right to restrict any such composition for the purpose of permitting the fixing or regulating of fees for the recording or transcribing of such composition; and provided further that in no case shall any charges, "free plugs" or other consideration be requirements in respect of any permission granted to perform a restricted composition; and provided further that in no event shall any composition, after the initial radio or television broadcast thereof, be restricted for the purpose of confining further performances thereof to a particular program or licensee.

     SOCIETY reserves the right, at any time and from time to time, in good faith, to restrict the performance of any compositions, over and above the number specified in the previous paragraph, only as to which any suit has been brought or threatened on a claim that such composition infringes a composition not contained in SOCIETY'S repertory or on a claim that SOCIETY does not have the right to license the performing rights in such composition.

     9. BREACH AND DEFAULT. Upon any breach or default by LICENSEE of any terms herein contained, SOCIETY may give LICENSEE thirty days notice in writing to cure such breach or default, and in the event such breach or default has not been cured within the said thirty days, SOCIETY may then forthwith terminate this license.

    10. INDEMNIFICATION. SOCIETY agrees to indemnify, save and hold LICENSEE and the respective Subscribers of LICENSEE harmless, and defend LICENSEE and such Subscribers from and against any claim, demand or suit that may be made or brought against it with respect to renditions given on LICENSEE's programs during the term hereof in accordance with this license, of the separate musical compositions copyrighted or composed by members of SOCIETY and in SOCIETY'S repertory.

     In the event of the service upon LICENSEE or any such Subscriber of any notice, process, paper or pleading, under which a claim, demand or action is made or begun against LICENSEE or any such Subscriber on account of any such matter as is hereinabove referred to, LICENSEE shall promptly give SOCIETY written notice thereof, and SOCIETY at its own expense shall have sole charge of the defense of any such action or proceeding. LICENSEE, however, shall have the right to engage counsel of its own, at its own expense, who may participate in the defense of any such action or proceeding and with whom counsel for SOCIETY shall cooperate. LICENSEE shall cooperate with SOCIETY in every way in the defense of any such action or proceeding, and in any appeals that may be taken from any judgments or orders entered therein, and shall execute all pleadings, bonds or other instruments, but at the sole expense of SOCIETY, that may be required in order properly to defend and resist any such action or proceeding, and prosecute any appeals taken therein.

     In the event of the service upon LICENSEE of any notice, process, paper or pleading under which a claim, demand or action is made or begun against LICENSEE on account of the rendition of any musical composition contained in SOCIETY's repertory but not copyrighted or composed by members of SOCIETY, SOCIETY agrees at the request of LICENSEE to cooperate with and assist LICENSEE in the defense of any such action or proceeding, and in any appeals that LICENSEE may elect to take from any judgments or orders therein.

     11. NOTICES. All notices required or permitted to be given by either of the parties to the other hereunder shall be duly and properly given if mailed to such other party by registered or certified United States mail, addressed to such other party at its main office for the transaction of business.

     12. LIMITED RIGHT OF ASSIGNMENT. If LICENSEE shall cease to operate the Background/Foreground Music Service referred to in this agreement and if LICENSEE shall have discharged all the obligations of LICENSEE to SOCIETY under this agreement, then LICENSEE shall have the right to assign this agreement for the balance of its term upon the express condition that such assignee shall accept such assignment and shall agree to assume and to carry out and perform all the terms and conditions of this agreement on the part of the LICENSEE to be kept and performed for the balance of the term of this agreement. Upon such acceptance and assumption LICENSEE shall be relieved of any future obligations hereunder. Except as hereinabove expressly provided, LICENSEE shall have no right to transfer or assign this agreement, the rights granted hereunder being personal to LICENSEE.

     13. LIMITED RIGHT OF TERMINATION. If LICENSEE shall cease to operate the Background/Foreground Music Service referred to in this agreement and if LICENSEE shall have discharged all the obligations of LICENSEE to SOCIETY under this agreement, then LICENSEE may terminate the license granted by this agreement upon thirty days prior written notice to SOCIETY, but no such termination shall relieve LICENSEE of any obligations hereunder as to performances rendered, acts done and obligations incurred prior to the effective date of such termination.

     IN WITNESS WHEREOF this agreement has been duly executed by SOCIETY and
LICENSEE, this 4th day of April    , 1995.

     AMERICAN SOCIETY OF COMPOSERS,                /s/ ROBERT MANNING
        AUTHORS AND PUBLISHERS                    ---------------------------
                                                         LICENSEE

By /s/ KEN HAYWARD                              By Robert M. Manning
  -------------------------                        --------------------------
          4/24/95
                                                   Executive Vice President
[SEAL]                                             --------------------------
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